Exhibit 4.32

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE LIMINAL BIOSCIENCES INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO LIMINAL BIOSCIENCES INC. IF PUBLICLY DISCLOSED.

Amendment No. 2
to

Plasma Purchase Agreement

This Amendment No. 2 to the plasma purchase agreement (the “Amendment No.2”), effective November 11, 2019 (the “Effective Date”), is

by and between:	Prometic Plasma Resources Inc., a corporation existing under the laws of Canada, having its registered office at 440 Blvd. Armand-Frappier, Suite 300, Laval, Québec, Canada, H7V 4B4;
(hereinafter referred to as “Prometic”)
and:	Grifols Worldwide Operations Limited, a corporation having a place of business at Grange Castle Business Park, Grange Castle, Clondalkin, Dublin 22, Ireland (“Grifols”),
(hereinafter referred to as “GWWO”)

Whereas, Prometic and Biotest Pharmaceuticals Corporation (“BPC”) entered into that certain Plasma Purchase Agreement, effective June 26, 2017, which BPC assigned to GWWO on December 10, 2018 (the “Purchase Agreement”);

Whereas, Prometic and GWWO amended the Purchase Agreement on December 31, 2018 to revise the minimum Annual Quantity of Plasma [***] and revise the [***] (collectively, with the Purchase Agreement, referred to as the “Agreement”);

Whereas the Parties now wish to further amend the Agreement to [***] the Annual Quantity of Plasma for [***], as set forth in this Amendment No.2.

Now, therefore, in consideration of the premises and covenants contained in this Amendment No.2, the Parties hereby agree as follows:

1.	Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed thereto in the Agreement.
2.

The Annual Quantity of Plasma that shall be delivered by GWWO and purchased by Prometic for [***] of Plasma. Therefore, the Annual Quantity of Plasma for [***], as set forth in Section 2.1 of the Agreement is [***].

3.	Except as amended by this Amendment No. 2, the terms of the Agreement shall remain in full force and effect.
4.

This Amendment No. 2 may be executed in one or more counterparts by the Parties by signature of a person having authority to bind the Party, which may be by facsimile signature or electronic signature (i.e. signed PDF), each of which when executed and delivered, by facsimile transmission, by electronic mail or by mail delivery, will be an original and all of which will constitute but one and the same agreement.

In witness whereof, the Parties have, by duly authorized persons, executed this Amendment No. 2 as of the Effective Date.

Prometic Plasma Resources Inc. by its duly authorized representative, as he so declares By: /s/ Patrick Sartore Name: Patrick Sartore Title: Secretary	Grifols WORLDWIDE Operations Limited by its duly authorized representative, as he so declares By: /s/ Albert Grifols Coma-Cros Name: Albert Grifols Coma-Cros Title: President GWWO